UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 22, 2012, the Board of Directors (the “Board”) of Ceres, Inc. (the “Company”) elected Dr. Steven Koonin to serve as a Class I director of the Company for a term beginning August 22, 2012 and expiring at the Company’s next annual meeting of stockholders in 2013. The Board has determined that Dr. Koonin is independent in accordance with the requirements regarding director independence set forth under applicable rules of the Nasdaq Stock Market and the Company’s Corporate Governance Guidelines.

Dr. Koonin will receive compensation consistent with the other non-employee directors of the Company. Such compensation currently includes an initial stock option grant to purchase 11,666 shares of common stock of the Company, an annual retainer of $30,000, and an annual stock option grant to purchase 5,833 shares of common stock of the Company.

Item 7.01	Regulation FD Disclosure.

On August 22, 2012, the Company issued a press release announcing Dr. Koonin’s election to the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing election of Dr. Steven Koonin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: August 22, 2012	By:	/s/ PAUL KUC
	Name:	Paul Kuc
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing election of Dr. Steven Koonin.